Exhibit 99-1




                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Evan Kechyans, President and Chief Executive Officer (principal executive officer) of (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the 10KSB Amendment No 1 for the period ended December 31, 2001 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ Evan Kechyans
------------------------------
Name: Evan Kechyans



Date: September 12, 2002

                  Certification of Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, Richard Cokl , Chief Financial Officer (principal financial officer) of (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the 10KSB Amendment No 1 for the period ended December 31, 2001 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



/s/ Richard Cokl
------------------------------
Name: Richard Cokl


Date: September 12, 2002